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                                                                 Exhibit 10.23


                              EMPLOYMENT AGREEMENT

         This Agreement, dated November 19, 1999, by and between LAKARO BIOPHARMACEUTICALS, INC. ("Lakaro"), a Delaware corporation having an address at 216 Jaffa Rd., Sha'arei Ha'ir, Jerusalem, Israel 94383 and BOB TRACHTENBERG, an individual residing at Gidon 22, Jerusalem, Israel (the "Secretary")

WITNESSETH:

         WHEREAS, the Corporation desires to employ the Secretary as Secretary of Lakaro and the Secretary desires to be employed by the Lakaro as Secretary of Lakaro, all pursuant to the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


1.       EMPLOYMENT DUTIES

         (a) Lakaro hereby engages and employs the Secretary, and the Secretary accepts engagement and employment, as Secretary of Lakaro, to direct, supervise and have responsibilities for the corporate affairs of Lakaro and for any other appropriate areas and tasks which the Board of Directors and/or the Chief Executive Officer may assign to him. The Secretary acknowledges and agrees that the performance by the Secretary of his duties hereunder may require significant domestic and international travel by the Secretary. In addition, the Secretary realizes that he may be required to spend a substantial amount of time in Jerusalem, Israel.

         (b) The Secretary shall devote substantially all of his gainful time to the discharge of his duties and responsibilities under this Agreement.


2.       TERM

         The Secretary's employment hereunder shall be for a term of three (3) years commencing on the Effective Date and continuing through the third anniversary of the Effective Date (the "Initial Term"), with successive one-year renewals thereafter (the "Renewal Terms") unless sooner terminated as hereinafter provided, or by notice of either party not less than 90 days prior to the expiration of each term.

3.       COMPENSATION

         (a) As compensation for the performance of his duties on behalf of Lakaro, the Secretary shall be compensated as follows:

                  (i) Upon the next meeting of the Corporation's Board of Directors, the Corporation will grant (the "Initial Grant") the Secretary options (the "Options") to purchase 125,000 shares of the common stock of the Corporation at an exercise price equal to $0.15 per share (the "Exercise Price"), which options shall be exercisable for a period of 10 years from the date of issuance. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to such options and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement under such options.

                  (ii) The stock options shall vest as follows: one-third on the closing of the next equity investment in Lakaro; one-sixth six months from the date of grant; one-sixth twelve months from the date of grant; one-sixth eighteen months from the date of grant; and one-sixth twenty four months from the date of grant; but immediate vesting shall occur upon a change of control of the Corporation as described in paragraph 10(a)(iii)C below.

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                  (iii) At the discretion of the Board of Directors, the
Secretary shall be entitled to an annual grant of subsequent stock options each of which shall have the same antidilution protection as described in Section 3 paragraph (a)(i) above.

         (b) Lakaro shall reimburse the Secretary for all normal, usual and necessary expenses incurred by the Secretary in furtherance of the business and affairs of Lakaro, including travel and entertainment, against receipt by Lakaro of appropriate vouchers or other proof of the Secretary's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of Lakaro.

         (c) The Secretary shall be, during the term of this Agreement, entitled to four (4) weeks of vacation per year as well as all statutory holidays.

         (d) Lakaro shall adopt as part of the Corporation's Bylaws a broad form indemnity of all actions taken in good faith by the officers and directors of the Corporation.

         (e) Subject to Section 10(c) below, the Secretary must be an employee of Lakaro at the time any compensation is due in order to receive such compensation. In addition, no options shall vest after the termination of this Agreement.


4.       REPRESENTATIONS AND WARRANTIES
         BY THE SECRETARY AND LAKARO

         (a) The Secretary hereby represents and warrants to Lakaro as follows:

                  (i) Neither the execution and delivery of this Agreement nor the performance by the Secretary of his duties and other obligations hereunder violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Secretary is a party or by which he is bound.

                  (ii) The Secretary has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Secretary enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Secretary to execute and deliver this Agreement or perform his duties and other obligations hereunder.

         (b) Lakaro hereby represents and warrants to the Secretary as follows:

                  (i) Lakaro is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently described.

                  (ii) Lakaro has the full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

                  (iii) The execution, delivery and performance by Lakaro of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, or upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of Lakaro, or any agreement or instrument to which Lakaro is a party or by which Lakaro or any of its properties may be bound or affected.

5.       CONFIDENTIAL INFORMATION

         (a) The Secretary agrees that during the course of his employment and at any time thereafter, he will not disclose or make accessible to any other person, Lakaro's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of Lakaro or any of its clients. The Secretary agrees: (i) not to use any

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such information for himself or others; and (ii) not to take any such material or reproductions thereof from Lakaro's facilities at any time during his employment by Lakaro, except as required in the Secretary's duties to Lakaro. The Secretary agrees immediately to return all such material and reproductions in his possession to Lakaro upon request and in any event upon termination of employment. Nothing in the foregoing shall be construed to prevent the Secretary from disclosing or using any information which the Secretary can show by written documentation was in the public domain or enters into the public domain through no improper act on the Secretary's part or on the part of any of Lakaro's employees or was in his possession prior to his joining Lakaro or disclosed properly to the Secretary after leaving Lakaro.

         (b) Except with prior written authorization by Lakaro, the Secretary agrees not to disclose or publish any of the confidential, technical or business information or material of Lakaro, its clients or any other party to whom Lakaro owes an obligation of confidence, at any time during or for a period of two years after his employment with Lakaro except in the event of involuntary no cause termination by Lakaro or a termination by the Secretary for cause.

6.       NON-COMPETITION

         (a) The Secretary understands and recognizes that his services to Lakaro are special and unique and agrees that, during the term of this Agreement, and for a period of 12 months from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business directly competitive with Lakaro's business, either as an individual for his own account, or as a partner, joint venturer, Secretary, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that Lakaro is, at the date of termination, conducting its business (the "Restricted Businesses"); provided, however, that nothing herein will preclude the Secretary from holding one percent (1%) or less of the stock of any publicly traded company or from holding a position with a Person who does not engage in a business directly competitive with the Restrictive Businesses so long as the Secretary works in a division of such Person which carries on a bona fide business which is not directly competitive with the Restricted Businesses.

         (b) For a period of 12 months after the termination of this Agreement, the Secretary shall not interfere with or disrupt or attempt to disrupt Lakaro's business relationship with any of its customers, or solicit any of the employees of Lakaro.

         (c) In the event that the Secretary breaches any provisions of this
Section 6 or there is a threatened breach, then, in addition to any other rights which Lakaro may have, Lakaro shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 6, the Secretary shall not argue as a defense that there is an adequate remedy at law nor shall Lakaro be prevented from seeking any other remedies which may be available.

7.       OWNERSHIP OF PROPRIETARY INFORMATION

         (a) The Secretary agrees that all information that has been created, discovered or developed by Lakaro, its subsidiaries, affiliates, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of Lakaro's business created, discovered, developed or made know to Lakaro or the Affiliates by Secretary during the Term and information relating to Lakaro's customers, suppliers, consultants, and licensees) and/or in which property rights have been assigned or otherwise conveyed to Lakaro or the Affiliates, shall be the sole property of Lakaro or the Affiliates, as applicable, and Lakaro or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including but not limited to the right to make application for statutory protection. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, know-how, show-how, improvements, inventions, product concepts, techniques, information or statistics contained in, or relating to, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part appications, file wrapper continuation applications and divisional

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applications and information about Lakaro's or the Affiliates' employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants).

                  (b) The Secretary further agrees that at all times, both during the Term and after the termination of this Agreement, he will keep in confidence and trust all Proprietary Information, and he will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of Lakaro or the Affiliates, as appropriate, except as may be necessary in the ordinary course of performing his duties hereunder and except for academic, non-commercial research purposes with the prior written approval of the Board of Directors. The Secretary acknowledges that the Proprietary Information constitutes a unique and valuable asset of Lakaro and each Affiliate acquired at great time and expense, which is secret and confidential and which will be communicated to Secretary, if at all, in confidence in the course of his performance of his duties hereunder, and that any disclosure or other use of the Proprietary Information other than for the sole benefit of Lakaro or the Affiliates would be wrongful and could cause irreparable harm to Lakaro or the Affiliates, as the case may be.

                  Notwithstanding the foregoing, the parties agree that, at all such times, Secretary is free to use (i) information in the public domain not as a result of a breach of this Agreement, (ii) information lawfully received from a third party and (iii) Secretary's own skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as Secretary and that, at all times, Secretary is free to conduct any non-commercial research not relating to Lakaro's business.

8.       DISCLOSURE AND OWNERSHIP OF INVENTIONS

         (a) During the Term, the Secretary agrees that he will promptly disclose to Lakaro, or any persons designated by Lakaro, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Lakaro's or the Affiliates' employees and/or consultants (including, without limitation, job performance of such employees and/or consultants), techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, whether or not patentable, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications, made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term (all said improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Lakaro's or the Affiliates' employees and/or consultants, techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions").

                  (b) The Secretary agrees that all Inventions shall be the sole property of Lakaro to the maximum extent permitted by applicable law and to the extent permitted by law shall be "works made for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101). Lakaro shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. Secretary hereby assigns to Lakaro all right, title and interest he may have or acquire in all Inventions. Secretary further agrees to assist Lakaro in every proper way (but at Lakaro's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and to that end the Secretary will execute all documents necessary:

                           (i) to apply for, obtain and vest in the name of
Lakaro alone (unless Lakaro otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect
of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                  (c) The Secretary's obligation to assist Lakaro in obtaining and enforcing patents and copyrights for the Inventions in any and all countries shall continue beyond the Term, but Lakaro agrees to
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compensate the Secretary at his normal and usual rate after the expiration of the Term for time actually spent by the Secretary at Lakaro's request on such assistance.

9.       NON-SOLICITATION

         During the Term, and for 12 months thereafter, Secretary shall not, directly or indirectly, without the prior written consent of Lakaro:

         (a) solicit or induce any employee of Lakaro or any Affiliate to leave the employ of Lakaro or any Affiliate or hire for any purpose any employee of Lakaro or any Affiliate or any employee who has left the employment of Lakaro or any Affiliate within six months of the termination of said employee's employment with Lakaro; or

         (b) solicit or accept employment or be retained by any party who, at any time during the Term, was a customer or supplier of Lakaro or any Affiliate where his position will be related to the business of Lakaro; or

         (c) solicit or accept the business of any customer or supplier of Lakaro or any Affiliate with respect to products similar to those supplied by Lakaro.

10.      TERMINATION

         (a) This Secretary's employment hereunder shall begin on the Effective Date and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

                  (i)      (A) The death of the Secretary; or

                           (B) the total disability of the Secretary.

                  (ii) Termination by the Board of Directors of Lakaro for just cause. Any of the following actions by the Secretary shall constitute just cause:

                           (A) Material breach by the Secretary of Sections 5, 6, 7, 8, or 9 of this Agreement; or

                           (B) Material breach by the Secretary of any provision of this Agreement other than Sections 5, 6, 7, 8 or 9 which is not cured by the Secretary within 30 days of notice from Lakaro; or in the event the breach is not curable within 30 days; the commencement of action(s) to cure within said 30 days and the diligent pursuit of the cure thereafter, provided such breach may be completely cured; or

                           (C) Any action by the Secretary constituting gross negligence, recklessness or willful misconduct in respect of the Secretary's obligation to Lakaro which has or is likely to result in material, economic damage to Lakaro.

         `        (iii) Termination by the Secretary for just cause.  Any of the following  actions or omissions by Lakaro shall constitute just cause.

                           (A) Material breach by Lakaro of any provision of this Agreement which is not cured by Lakaro within 30 days of notice thereof from the Secretary; or

                           (B) A failure to elect or reelect the Secretary to the office of Secretary of Lakaro or other change by Lakaro of the Secretary's function, duties or responsibilities such that the Secretary is no longer the highest ranking Officer of Lakaro; or

                           (C) A "change in control," which shall mean a merger or consolidation in which either more than 50% of the voting power of Lakaro is transferred or Lakaro is not the

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                           surviving entity, or sale or other disposition of all
                           or substantially all the assets of Lakaro; or

                           (D) Termination of the Secretary's employment other than for serious, willful misconduct in respect of the Secretary's obligations to the Corporation, including, but not limited to, final conviction for a felony or perpetration of a common-law fraud which has or is likely to result in material economic damage to the Corporation; or

                           (E) Relocation to a geographic area without the Secretary's prior consent.

                  (iv) Termination by Lakaro without cause. Notwithstanding anything in this Agreement, Lakaro may terminate the Secretary's employment without cause upon 90 days prior notice.

         (b) Upon termination by Lakaro for any reason other than the reasons set forth in subparagraph (i) or (ii) of paragraph (a) above, or upon termination by the Secretary for any reason set forth in subparagraph (iii) of paragraph (a) above, then the Options shall immediately vest and become exercisable at the option of the Secretary.

11.      NOTICES

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt thereof; one (1) business day after being sent by Federal Express or similar overnight delivery; or three (3) business days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

12.      SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13.      ENTIRE AGREEMENT MODIFICATION

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14.      BINDING EFFECT

         The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, Lakaro, its successors and assigns, and upon the Secretary and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Secretary's obligations hereunder may not be transferred or assigned by the Secretary.

15.      NON-WAIVER

         The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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16.      GOVERNING LAW

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Any litigation commenced pursuant to the terms of the Agreement shall only be prosecuted and defended in the city, county and state of New York. Additionally, the prevailing party in any litigation shall be entitled to an additional award of the recoupment of its attorney fees, cost and expenses.


17.      REMEDIES FOR BREACH

         The Secretary understands and agrees that any breach of Sections 5, 6, 7, 8 or 9 of this Agreement by the Executive could cause irreparable damage to Lakaro and to the Affiliates, and that monetary damages alone would not be adequate and, in the event of such breach, Lakaro shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Lakaro's rights under such Sections.


18.      HEADINGS

         The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    EMPLOYEE:



                                            By:    /s/ Bob Trachtenberg
                                                   ---------------------------
                                            Name:  Bob Trachtenberg



                                            LAKARO BIOPHARMACEUTICALS, INC.



                                            By:    /s/ Morris Laster
                                                   ---------------------------
                                            Name:  Morris Laster
                                            Title: Chief Executive Officer